Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

FOURTH QUARTER 2008 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter and year ended December 31, 2008.

The results of operations presented in this release include TPGI’s results of operations for the three months and twelve months ended December 31, 2008 and 2007. The consolidated net loss for the three months ended December 31, 2008 was $5,977,000 or $(0.25) per share compared to consolidated net loss of $1,569,000 or $(0.07) per share for the three months ended December 31, 2007. The consolidated net loss for the twelve months ended December 31, 2008 was $3,753,000 or $(0.16) per share compared to consolidated net loss of $903,000 or $(0.04) per share for the twelve months ended December 31, 2007.

Included in the consolidated net loss for both the three months ended and twelve months ended December 31, 2008, is a pre-tax, non-cash impairment charge of $12,200,000 related to the Company’s Murano condominium project whose units are complete and held for sale. Also included in the consolidated net loss for both the three months ended and twelve months ended December 31, 2008, is a pre-tax, non-cash impairment charge of $1,210,000 related to our joint venture investments. The Company was required to record both the condominium units and the joint venture investments at their estimated fair value on December 31, 2008.

After tax cash flow (a non-GAAP financial measure) for the three months ended December 31, 2008 was $1,220,000 or $0.05 per share compared to after tax cash flow of $4,028,000 or $0.17 per share for the three months ended December 31, 2007. After tax cash flow, for the twelve months ended December 31, 2008 was $23,262,000 or $0.98 per share compared to after tax cash flow of $21,626,000 or $1.04 per share for the twelve months ended December 31, 2007. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: minority interest, income taxes, non-cash charges for depreciation, and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value of rent adjustments. ATCF is further described in note (c) to the financial statements below.

“While we are operating in very challenging economic conditions, our properties’ occupancies are relatively strong, rental rates in our markets are holding up, and we do not have significant lease expirations this year,” said Jim Thomas, Chairman and CEO. “We have loan extension options for all of our debt maturing in 2009 except for one small loan which we intend to pay. We are closely monitoring our costs to conserve cash by halting pre-development, deferring capital expenditures where possible and minimizing overhead cost. We are working to be in a position not only to survive the economic downturn, but also to take advantage of opportunities that will undoubtedly be present.”

Financial schedules follow. Further information is available in the Supplemental Financial Information for the Fourth Quarter 2008, which is available in the Investor Relations section (Financial Information) on TPGI’s website.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Thursday, February 26, 2009 at 10:00 a.m. Pacific Time. To participate in the call, dial (866) 730-5769 and (857) 350-1593 internationally, and provide confirmation code 15498501.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through March 19, 2009, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 53355683. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2007 and our quarterly reports on Form 10-Q for 2008, which are filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)	(audited)
Revenues:
Rental	$7,206	$8,072	$30,523	$32,646
Tenant reimbursements	5,758	6,474	25,874	26,371
Parking and other	1,122	1,076	3,869	3,917
Investment advisory, management, leasing, and development services	1,624	1,841	7,194	12,750
Investment advisory, management, leasing, and development services - unconsolidated real estate entities	4,593	4,830	18,263	17,921
Reimbursement of property personnel costs	1,004	1,105	6,079	3,877
Condominium sales	—	—	79,758	—

Total revenues	21,307	23,398	171,560	97,482

Expenses:
Rental property operating and maintenance	6,731	5,862	25,608	22,690
Real estate taxes	1,720	1,509	6,482	6,087
Investment advisory, management, leasing, and development services	2,280	3,622	14,800	13,093
Reimbursable property personnel costs	1,004	1,105	6,079	3,877
Cost of condominium sales	848	—	63,076	—
Rent - unconsolidated real estate entities	93	60	284	241
Interest	7,206	5,316	20,946	17,721
Depreciation and amortization	3,268	2,828	11,766	11,604
General and administrative	2,855	4,334	16,411	17,326
Impairment loss	12,200	—	12,200	—

Total expenses	38,205	24,636	177,652	92,639

Gain on sale of real estate	—	1,151	3,618	4,441
Gain from early extinguishment of debt	—	—	255	—
Interest income	454	1,568	2,795	6,014
Equity in net loss of unconsolidated real estate entities	(3,720)	(5,487)	(12,828)	(14,853)
Minority interests - unitholders in the Operating Partnership	7,809	1,471	4,683	(249)
Minority interests in consolidated real estate entities	65	35	198	122

(Loss) income before benefit (provision) for income taxes	(12,290)	(2,500)	(7,371)	318
Benefit (provision) for income taxes	6,313	931	3,618	(1,221)

Net loss	$(5,977)	$(1,569)	$(3,753)	$(903)

Loss per share-basic	$(0.25)	$(0.07)	$(0.16)	$(0.04)
Loss per share-diluted	$(0.25)	$(0.07)	$(0.16)	$(0.04)
Weighted average common shares-basic	23,724,453	23,643,502	23,693,577	20,739,371
Weighted average common shares-diluted	23,724,453	23,643,502	23,693,577	20,739,371
Reconciliation of net loss to EBDT(a):
Net loss	$(5,977)	$(1,569)	$(3,753)	$(903)
Adjustments:
Income tax (benefit) expense	(6,313)	(931)	(3,618)	1,221
Minority interests - unitholders in the Operating Partnership	(7,809)	(1,506)	(4,683)	127
Depreciation and amortization	3,268	2,828	11,766	11,604
Amortization of loan costs	212	82	449	327
Unconsolidated real estate entities:
Depreciation and amortization	4,904	6,285	20,508	19,712
Depreciation and amortization from discontinued operations	—	—	—	12
Amortization of loan costs	194	437	1,284	1,681

Earnings before depreciation, amortization and income taxes (b)	$(11,521)	$5,626	$21,953	$33,781

TPGI share of EBDT (b)	$(7,045)	$3,405	$13,424	$18,951

EBDT per share - basic	$(0.30)	$0.14	$0.57	$0.91

EBDT per share - diluted	$(0.30)	$0.14	$0.57	$0.91

Reconciliation of net loss to ATCF(c):
Net loss	$(5,977)	$(1,569)	$(3,753)	$(903)
Adjustments:
Income tax (benefit) expense	(6,313)	(931)	(3,618)	1,221
Minority interests - unitholders in the Operating Partnership	(7,809)	(1,506)	(4,683)	127
Depreciation and amortization	3,268	2,828	11,766	11,604
Amortization of loan costs	212	82	449	327
Non-cash compensation expense	1,038	849	3,495	3,765
Straight-line rent adjustments	320	1,473	3,433	5,857
Fair market value of rent adjustments	20	(12)	(80)	(16)
Impairment loss	12,200	—	12,200	—
Unconsolidated real estate entities:
Depreciation and amortization	4,904	6,285	20,508	19,712
Depreciation and amortization from discontinued operations	—	—	—	12
Amortization of loan costs	194	437	1,284	1,681
Straight-line rent adjustments	(454)	(669)	(2,332)	(3,410)
Fair market value of rent adjustments	(338)	(613)	(1,357)	(1,428)
Impairment loss	1,210	—	1,210	—

ATCF before income taxes	$2,475	$6,654	$38,522	$38,549

TPGI share of ATCF before income taxes (b)	$1,514	$4,028	$23,556	$21,626
TPGI income tax expense-current	(294)	—	(294)	—

TPGI share of ATCF	$1,220	$4,028	$23,262	$21,626

ATCF per share - basic	$0.05	$0.17	$0.98	$1.04

ATCF per share - diluted	$0.05	$0.17	$0.98	$1.04

Weighted average common shares-basic	23,724,453	23,643,502	23,693,577	20,739,371
Weighted average common shares-diluted	23,724,453	23,643,502	23,693,577	20,766,182

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 61.15% and 60.53% for the three months ended December 31, 2008 and 2007, respectively, and 61.15% and 56.10% for the twelve months ended December 31, 2008 and 2007.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$274,784	$237,250
Land improvements – development properties	101,495	73,979
Construction in progress	1,274	152,135
Condominium units held for sale	101,112	—

	478,665	463,364
Investments in unconsolidated real estate entities	33,791	49,199
Cash and cash equivalents	69,023	126,647
Restricted cash	16,665	26,251
Rents and other receivables, net	4,452	2,352
Receivables from condominium sales contracts, net	10,485	—
Receivables from unconsolidated real estate entities	4,701	6,640
Deferred rents	10,604	14,696
Deferred leasing and loan costs, net	15,018	13,051
Other assets, net	23,457	18,692

Total assets	$666,861	$720,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loans	$255,579	$257,278
Other secured loans	128,466	134,829
Unsecured loan	3,900	3,900
Accounts payable and other liabilities, net	46,567	74,953
Dividends and distributions payable	2,377	2,354
Due to affiliate	—	2,000
Prepaid rent	2,819	3,182

Total liabilities	439,708	478,496

Minority interests:
Unitholders in the Operating Partnership	87,039	95,245
Minority interests in the consolidated real estate entities	3,773	4,581

Total minority interests	90,812	99,826

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of December 31, 2008 and 2007	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 23,853,904 and 23,747,936 shares issued and outstanding as of December 31, 2008 and 2007, respectively	238	237
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 14,496,666 shares issued and outstanding as of December 31, 2008 and 2007	145	145
Additional paid-in capital	161,205	157,799
Retained deficit and dividends	(25,247)	(15,611)

Total stockholders’ equity	136,341	142,570

Total liabilities and stockholders’ equity	$666,861	$720,892

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900